CUSIP No. 46048V108	Page 1 5 of 18 Pages

EXHIBIT 99.1

AGREEMENT AS TO A JOINT FILING OF SCHEDULE 13D

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree that (1) only one statement containing the information required by Schedule 13D and any further amendments thereto need to be filed with respect to the beneficial ownership by each of the undersigned of shares of common stock of International Textile Group, Inc., a Delaware corporation and (2) this Joint Filing Agreement may be included as an exhibit to the Schedule 13D/A, provided that, as contemplated by Section 13d-1(k)(1)(ii), no person will be responsible for the completeness or accuracy of the information concerning the other persons making the filing unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together will constitute one and the same instrument.

Dated: October 26, 2006

WLR RECOVERY FUND II, L.P.

By:	WLR Recovery Associates II LLC,
its General Partner

By:	/s/ Wilbur L. Ross, Jr.
Wilbur L. Ross, Jr.
its Managing Member

WLR RECOVERY FUND III, L.P.

By:	WLR Recovery Associates III LLC,
its General Partner

By:	/s/ Wilbur L. Ross, Jr.
Wilbur L. Ross, Jr.
its Managing Member

WLR RECOVERY ASSOCIATES II LLC

By:	/s/ Wilbur L. Ross, Jr.
Wilbur L. Ross, Jr.
its Managing Member

WLR RECOVERY ASSOCIATES III LLC

By:	/s/ Wilbur L. Ross, Jr.
Wilbur L. Ross, Jr.
its Managing Member

CUSIP No. 46048V108	Page 16 of 18 Pages

INTERNATIONAL TEXTILE HOLDINGS, INC.

By:	/s/ David L. Wax
Name:	David L. Wax
Title:	Vice President

/s/ Wilbur L. Ross, Jr.
Wilbur L. Ross, Jr.